CERTIFICATE OF INCORPORATION OF HORIZON CAPITAL

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the proviso and subject to the requirements of the Laws of the State of Delaware (particularly Chapter 1 Title 8 of the Delaware code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is Horizon Capital Corp.

     SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 12of Orange Street, City of Wi1mington, County of New Castle, and the name of, the registered agent of the Corporation in the State of Delaware at such address is The Corporat1on Trust Company.

     THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation, which shall be in addition to the authority of the Corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General corporation Law of the State of Delaware is as follows:

          (a) To act as public relations and research counselors and promotion, merchandising and industrial counselors and business consultants, and in connection therewith to render management, negotiation, research, technical and advisory services to persons, firms corporations and others in connection with their relations with employees, associates, stockholders, governmental officials and agencies, and the general public and any person or special group.

               To serve in an advisory, managerial and consultative capacity to corporations, associations, partnerships, individuals and others, and to establish and maintain bureaus, departments and laboratories for industrial, statistical, inventory and other research work, and to engage generally in the business of providing, promoting and establishing systems, methods and controls for industrial and managerial efficiency And operations.

               So far as authorized by the law under which th1s certificate is drawn; to examine, and inspect the books and accounts of others, to devise and install financial, checking, correspondence, filing and other office and business systems to take inventories; make appraisals; to compile statistics as an aid to the officers of the corporations and other persons in the making of reports and statements; to do all such things and perform or supply all such services 4S are commonly done, performed or supplied by business management experts; to warrant the accuracy of the work done or services performed by it, but not to engage in the practice of accounting.


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          to  apply  for,  register,  obtain,  purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

               (i) inventions, devices, formula, processes or any improvements, and modifications thereof,

               (ii) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto:

               (iii)  franchises,  licenses,  grants  and  concessions.

          (b) To purchase, own, and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "holding corporation", and especially to direct the operations of other corporations through the ownership of stock therein, to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interest in, pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock, or any bonds, notes, debentures, mortgages, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws, of this state or any other state or district or county, nation, or government and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency or county or subdivision or municipality thereof, to issue in exchange therefor shares of the capital stock, bonds, notes, debentures, mortgages, or other obligations of the Corporation and while the owner thereof to exercise all the rights, powers and privileges of ownership including the right to vote on any shares of stock or voting trust certificates so owned; to promote, lend money to, and 9uarantee the dividends, stocks, bonds, notes, debentures, mortgages, evidences of indebtedness, contracts, or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust. certificates, or other secur1ties or evidences of indebtedness shall be held by or for this Corporation, or in which, or in the welfare of which, this corporation shall have any interest, and to any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness or the property of this Corporation.


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          (c)  To  purchase,  receive,  lake  by grant, gift, devise, bequest or otherwise, lease, or otherwise 8~uire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets', or any interest therein, wherever situated.

          (d)To borrow money without limit a3 to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, as the Board of Directors of the Corporation may determine and to secure any of its obligations by mortgage, pledge, or other encumbrance of all or any of its property, franchises and income.

          (e) To conduct its business, promote its purposes, carryon its operations and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations and other entities in any part of the world, and in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carryon any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by A corpor8tion incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the Laws of the State of Delaware upon corporations incorporated or organized under the General corporation Law of the State of Delaware.

     The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation: provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof the Corporation may not lawfully conduct, promote, or exercise.


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     FOURTH:  The  total  number  of shares of stock which the corporation shall have authority to issue is Two Hundred Million(200,000,000) The par value of each of said shares $.0001. All such shares are of one class and are shares of common stock without cumulative voting rights and without any preemptive rights. FIFTH: The name arid mailing addresses of the incorporator is as follows:

     NAME                            MAILING  ADDRESS

Gary B. Wolff                      40 Exchange Place
                                   New York, NY 1005


     SIXTH:  The  Corporation  is  to  have  perpetual  existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case my be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case my be, and also on this corporation.


     EIGHTH: for the management of the business and for the conduct of the affairs of the Corporation, and in further definit1on, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of Directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-laws. The phrase "whole board" and the phrase "total number of Directors" shall be deemed to have the same meaning, to wit, the total number of Directors which the Corporat1on would have if there were no vacancies. No election of Directors need be by written ballot.


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          2.  After  the  original or other By-laws of the Corporation have been adopted, amended or repealed as the case ~y be, in accordance with the provisions of Section lD9 of the General corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-laws of the Corporation may be exercised by the Board of Directors of the Corporation provided, however, that any provision for the classification of Directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an Initial By-Law of in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

          3. Whenever the Corporation shall be authorized to issue only of class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shal1 be authorized to issue more than one class of stock no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the pro1/lsions of paragraph
          (c)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require, provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     NINTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expel1Ses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any 13y-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit at the heirs; executors and administrators of such a person.

     TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the Laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Cert1ficate of Incorporation are granted subject to the provisions of this Article TENTH.


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     ELEVENTH:  The  effective  date  of the Certificate of Incorporation of the corporation, and the date upon which the existence of the Corporation shall commence, shall be its date of filing.

Signed:     New  York,  New  York
            July  22,  1985


/s/  Gary B. Wolff
-----------------------------------
Gary B. Wolff, Incorporator


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